UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2020

AquaVenture Holdings Limited
(Exact name of registrant as specified in its charter)

British Virgin Islands
(State or other jurisdiction of incorporation)

001-37903	98-1312953
(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Conyers Corporate Services (BVI) Limited Commerce House, Wickhams Cay 1 P.O. Box 3140 Road Town British Virgin Islands VG1110 (Address of principal executive office)

(813) 855-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	WAAS	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

INTRODUCTORY NOTE

On March 30, 2020, AquaVenture Holdings Limited, a business company incorporated under the laws of the British Virgin Islands (“AquaVenture”), completed its previously announced merger (the “Merger”) with Amberjack Merger Sub Limited (“Merger Sub”), a subsidiary of Culligan International Company, a Delaware corporation (“Parent” or “Culligan”), pursuant to the Agreement and Plan of Merger, dated as of December 23, 2019, among Parent, Merger Sub and AquaVenture (the “Merger Agreement”). AquaVenture was the surviving corporation in the Merger and, as a result of the Merger, has become a subsidiary of Parent.

Item 1.02.	Termination of Material Definitive Agreement

In connection with the closing of the Merger, on March 30, 2020, AquaVenture repaid in full and terminated its Credit Agreement, dated as of August 4, 2017, among AquaVenture, AquaVenture Holdings Peru S.A.C., Quench USA, Inc., AquaVenture Holdings, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent and collateral agent, as amended.

Item 2.01.	Completion of Acquisition or Disposition of Assets

Completion of the Merger

As described above in the Introductory Note to this Current Report on Form 8-K, on March 30, 2020, AquaVenture completed the Merger pursuant to the Merger Agreement and became a subsidiary of Parent. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•	each AquaVenture ordinary share, of no par value per share (collectively, the “Shares”), issued and outstanding immediately prior to the Effective Time (other than shares held by AquaVenture in treasury or owned by Parent or Merger Sub) was cancelled and converted into the right to receive $27.10 in cash, without interest (the “Merger Consideration”);

•	each AquaVenture stock option, whether vested or unvested, that was outstanding immediately prior to the Effective Time, was cancelled automatically in exchange for the right to receive an amount in cash (without interest and less any applicable tax withholdings) equal to the excess, if any, of the Merger Consideration over the applicable per share exercise price of such AquaVenture stock option;

•	each AquaVenture restricted stock unit, whether vested or unvested, that was outstanding immediately prior to the Effective Time, vested in full and was cancelled in exchange for the right to receive an amount in cash (without interest and less any applicable tax withholdings) equal to the Merger Consideration; and

•	each AquaVenture phantom unit, whether vested or unvested, that was outstanding immediately prior to the Effective Time, vested in full and was cancelled in exchange for the right to receive an amount in cash (without interest and less any applicable tax withholdings) equal to the Merger Consideration.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated by reference as Exhibit 2.1 hereto and incorporated herein by reference.

The total amount of funds required to complete the Merger and related transactions and pay related fees and expenses was approximately $1.1 billion, which was funded through a combination of equity contributions from investment funds affiliated with Advent International, which is the ultimate controlling shareholder of Culligan, cash of AquaVenture, as well as proceeds from debt financing.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 30, 2020, AquaVenture notified the New York Stock Exchange (the “NYSE”) that the Merger was completed, and on the same day, trading of the Shares on the NYSE was suspended. In addition, on March 30, 2020, AquaVenture requested that the NYSE file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to report the delisting of the Shares from the NYSE. AquaVenture intends to file a certification on Form 15 with the SEC requesting that AquaVenture’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03.	Material Modifications to Rights of Security Holders

The information set forth under the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant

As a result of the Merger, a change in control of AquaVenture occurred, and AquaVenture is now a subsidiary of Parent. Parent is controlled by Advent International. The information set forth under the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, each of Anthony Ibarguen, Douglas Brown, Debra Coy, Hugh Evans, Paul Hanrahan, David Lincoln, Cyril Meduña, Richard Reilly and Timothy J. Whall, being all of the directors of AquaVenture as of immediately prior to the Effective Time, resigned from his or her respective position as a member of the Board of Directors of AquaVenture, and any committee thereof, effective as of the Effective Time. As contemplated by the Merger Agreement, the following individuals became directors of AquaVenture following the Merger: Samuel Allen Hamood and Andrew Kellogg.

Samuel Allen Hamood. Mr. Hamood currently serves as Executive Vice President and Chief Financial Officer at Culligan and as the sole director of Merger Sub. Mr. Hamood joined Culligan in 2019. Prior to his time at Culligan, Mr. Hamood served as interim Chief Executive Officer and President of ATI Physical Therapy (“ATI”). Prior to his time at ATI, Mr. Hamood served as Executive Vice President and Chief Financial Officer of Change HealthCare Corporation, a leading provider of software and analytics, network solutions and technology-enabled services. Prior to his role at Change HealthCare, Mr. Hamood served as Executive Vice President and Chief Financial Officer of the TransUnion Corporation, a leading global risk and information solutions provider to businesses and consumers. Mr. Hamood is a Certified Public Accountant (inactive status) and a graduate of The University of Iowa, where he earned a Bachelor of Business Administration in finance, and Southwestern University School of Law, where he earned his Juris Doctorate.

Andrew Kellogg. Mr. Kellogg currently serves in the capacity of Vice President, Treasurer and Investor Relations of Culligan. Mr. Kellogg joined Culligan in 2019. Mr. Kellogg previously served as Treasurer and Director of Investor Relations of SunCoke Energy, the largest independent producer of high-quality metallurgical coke in the Americas. Mr. Kellogg is a graduate of The University of Iowa, where he earned a Bachelor of Business Administration in finance, and The University of Chicago – Booth School of Business, where he earned his MBA with a focus in finance, accounting and management strategy.

Messrs. Hamood and Kellogg are not related to any officer or director of the Company. With respect to each of Messrs. Hamood and Kellogg, there are no arrangements or understandings between such director and any other persons pursuant to which he will serve as a director. There are no transactions or relationships between any of Messrs. Hamood and Kellogg and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the completion of the Merger, AquaVenture’s amended and restated memorandum and articles of association were amended and restated so as to read in their entirety as set forth in an exhibit to the Merger Agreement. The Amended and Restated Memorandum of Association and Articles of Association are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 8.01.	Other Events

On March 30, 2020, AquaVenture and Parent issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Title

2.1	Agreement and Plan of Merger, dated as of December 23, 2019, among Culligan International Company, Amberjack Merger Sub Limited and AquaVenture Holdings Limited (incorporated herein by reference to Exhibit 2.1 to AquaVenture Holdings Limited’s Current Report on Form 8-K filed with the SEC on December 23, 2019).

3.1	Amended and Restated Memorandum of Association and Articles of Association of AquaVenture Holdings Limited.

99.1	Joint Press Release, dated March 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaVenture Holdings Limited

	By:	/s/ Lee S. Muller
Dated: March 30, 2020	Name:	Lee S. Muller
	Title:	Chief Financial Officer

5